Andrx To Focus on Generic and Distribution Businesses

To Exit Brand Business

Terminates Agreement To Distribute Cardura XL

Fort Lauderdale, FL, January 4, 2005 – Andrx Corporation (Nasdaq: ADRX) (“Andrx”) today announced that its Board of Directors (“Board”) has approved a plan, which realigns its business strategy, focusing on its core competencies of formulation development of controlled-release pharmaceuticals and distribution, and divesting or seeking other strategic alternatives for its brand pharmaceutical business. Andrx has engaged Banc of America Securities LLC to solicit offers for its brand business, which is primarily a sales and marketing organization with a limited number of products. Andrx has notified Pfizer Inc. (“Pfizer”) that it is exercising its right to terminate their November 2003 Supply and Distribution Agreement for Cardura® XL (the “Agreement”), as a result of the FDA’s failure to approve the NDA for that product by December 31, 2004. Pursuant to the terms of the Agreement, Andrx is entitled to a refund of the $10 million it paid in connection with the execution of the Agreement.

Thomas P. Rice, Andrx’s Chief Executive Officer, said, “Our Board and management have been evaluating our overall strategy, and have concluded that Andrx should focus on our core competencies of controlled release pharmaceuticals and distribution, as well as initiatives, such as our agreement with Takeda Pharmaceuticals, that will cause our controlled-release technologies to be employed in the development of new brand products for third parties. Thus, when Pfizer’s Cardura XL was not approved by December 31, 2004, we exercised our right to terminate the Pfizer contract. Accordingly, we are seeking the divestiture or other strategic alternatives for our brand business with organizations whose economies of scale can optimize the value of those operations.”

Andrx’s brand products business segment incurred losses from operations of approximately $31 million for the first nine months of 2004. Andrx anticipates that its brand business will continue to incur operating losses until the disposition of that business is complete.

About Andrx Corporation:

Andrx Corporation develops and commercializes bioequivalent versions of controlled-release brand name pharmaceuticals, using its proprietary drug delivery technologies, and bioequivalent versions of specialty, niche and immediate-release pharmaceutical products, including oral contraceptives. Andrx also has distribution operations, which purchase primarily generic pharmaceuticals manufactured by third parties and sell them primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and, to a lesser extent, physicians’ offices.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of the Company that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to, the timing and outcome of the Company’s efforts to exit the brand business, the operating losses that will be incurred by its brand business while the Company is attempting to dispose of such business, the Company’s dependence on a relatively small number of products, licensing revenues, the timing and outcome of litigation and future product launches, government regulation, competition, and manufacturing results. Andrx Corporation is also subject to other risks detailed herein or detailed from time to time in its filings with the U.S. Securities and Exchange Commission. Andrx disclaims any responsibility to update the statements contained herein.

This release and additional information about Andrx Corporation are also available on the Internet at: http://www.andrx.com.

Contacts: Andrx Corporation

Angelo C. Malahias
President
Phone: 954-382-7605
Email: angelo.malahias@andrx.com

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